Exhibit (a)(11)

             ATTENTION SHAREHOLDERS OF PUTNAM CALIFORNIA INVESTMENT
                    GRADE MUNICIPAL TRUST (AMEX TICKER: PCA)

                  THIS CONCERNS YOUR EXISTING INVESTMENT IN PCA

                - DO NOT THROW THIS AWAY UNTIL YOU HAVE READ IT -

                THE INVESTMENT YOU MADE IN PCA MAY CHANGE IF OUR
                    PROPOSALS ARE APPROVED BY SHAREHOLDERS.

  IF WE ARE SUCCESSFUL IN ACQUIRING A MAJORITY OF PCA'S COMMON SHARES, WE WILL PROPOSE CHANGES INCLUDING REPLACING THE CURRENT INVESTMENT ADVISER AND CHANGING
  PCA'S INVESTMENT OBJECTIVES, AS WELL AS OTHER CHANGES THAT WILL RESULT IN PCA
                     BEING FAR DIFFERENT THAN THE INVESTMENT
                                   YOU BOUGHT.

               IN PARTICULAR, IF SHAREHOLDERS APPROVE OUR CHANGES,
        THE FUND WILL LIKELY LIQUIDATE ITS ENTIRE PORTFOLIO OF CALIFORNIA
       MUNICIPAL BONDS AND THUS ITS INCOME WILL NO LONGER BE EXEMPT FROM
                       FEDERAL AND CALIFORNIA INCOME TAX.

                    IF YOU DON'T WANT TO BE PART OF THIS NEW
                   DIRECTION, THE ENCLOSED TENDER GIVES YOU AN
                     OPPORTUNITY TO SELL YOUR SHARES AT THE
                   HIGHEST PRICE PAID IN THE LAST 2 1/2 YEARS.

              PLEASE READ THE ENCLOSED MATERIALS IN THEIR ENTIRETY